INVESTOR RELATIONS CONSULTING AGREEMENT

This consulting agreement ("Agreement") is made this 28th of February 2011. By and between Iron Eagle Group, Inc. (OTC BB: IEAG)
(thereinafter referred to as the "Company" or "IEAG"), and Hayden IR (hereinafter referred to as the "Consultant" or "HIR").

EXPLANATORY STATEMENT

The Consultant affirms that it has successfully demonstrated financial and public relations consulting expertise, and possesses valuable knowledge, and experience in the areas of business finance and corporate investor/public relations. The Company believes that the Consultant's knowledge, expertise and experience would benefit the Company, and the Company desires to retain the Consultant to perform consulting services for the Company under this Agreement.

NOW, THEREFORE, in consideration of their mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective signatures below, the parties agree as follows.

I.   CONSULTING SERVICES

1.1 HIR agrees that for a period of twelve (12) months commencing on March 1, 2011, the Consultant will reasonably be available during regular business hours to advise, counsel and inform designated officers and employees of the Company about the various industries and business in which IEAG is engaged, financial markets and exchanges, competitors, business acquisitions and other aspects of or concerning the Company's business about which HIR has knowledge or expertise.

1.2 HIR shall render services to the Company as an independent contractor, and not as an employee. All services rendered by HIR on behalf of the Company shall be performed to the best of HIR's ability in concert with the overall business plan of the Company and the goals and objectives of the Company's management and Board of Directors.

II. SCOPE OF SERVICES/PROGRAMS/ACTIVITIES:

HIR will strive to gain a thorough understanding of IEAG's business and a basic understanding of the markets addressed. Here are some of the key points that need to be incorporated into the current Investor Relations messaging and strategy:
           - Channels to market and associated time frames.
           - Establishing and articulating the key operating metrics that investors/shareholders should focus on to judge future performance. (Setting up mile-markers to judge progress.)
           - Proper packaging and messaging of the investment opportunity through the presentation, corporate profile, and other shareholder communiques.
            - Adequately expanding the investor audience with the proper constituents (retail brokers, high net worth individuals, money managers with individual {separate accounts}, smaller quasi-institutional portfolio managers, and sector analysts) who can purchase and market micro/small cap stocks which are illiquid.

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Objectives of the program will be to increase liquidity of the publicly held shares I the marketplace through a proactive program that will develop, implement, and maintain an ongoing stock market support system for IEAG with the general objective of expanding awareness among stockbrokers, analysts, micro-cap portfolio/fund managers, and market makers. Primary means towards this end include a proactive outbound telephone campaign by HIR, teleconference calls for investment professionals with management, the pursuit of research coverage, executing non-deal investor roadshows, presenting at suitable investor conferences, and utilizing any other media to reach the retail and institutional public markets.

1. PROFESSIONAL INVESTMENT COMMUNITY AWARENESS
       A. Conference calls/meetings arranged by HIR in select cities (and compatible times) with senior management at IEAG. Target cities include New York, Baltimore, Boston, Greenwich/Stanford, Dallas, San Antonio, Houston, Denver, Atlanta, Phoenix/Scottsdale, Charlotte, Chicago, Minneapolis, Southern Florida, Southern California, San Francisco, St. Louis, Philadelphia, and other select cities that express interest. Goal is five to seven meetings in a single day and we combine contacts to increase the number of participants at each meeting when possible. We will commit to executing 2 days of road shows per quarter.
        B. All interested parties will be continually updated of client's progress via phone conversations through our e-mail list for news releases.
        C. HIR will screen all investment firms for upcoming financial conferences, which would be appropriate for IEAG. HIR will work through the proper channels with the goal of receiving invitations for management to present at those conferences which are relevant.

2. SHAREHOLDER COMMUNICATIONS
        A. Contact shareholders on a quarterly basis and gather perception feedback on their views of how the business is evolving and management's execution relative to expectations.
        B. Open dialogue, expand and update database and keep key investors informed once material developments are reported.
        C. Understand the financials and all operating metrics of the company in detail, facilitating interactions with new and current investors and articulating the necessary information to assist professionals in completing their due diligence.
        D. Handle investor requests for timely information fulfillment via the telephone and e-mail. HIR will have knowledgeable senior professional available during market hours to field and respond to all investor inquiries and update the shareholder database accordingly. This is a time intensive service that allows management to focus on executing while showing the company is shareholder friendly and proactive in its communication efforts.
         E. HIR will provide same day fulfillment for all investor package requests.
         F. Quarterly Conference Calls to accompany the release of quarterly and annual financial results. HIR will assist or draft the entire script for these calls and monitor the continuity to ensure a smooth roll-out for investors.

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3. THE FINANCIAL PRESS
         A. HIR will assist senior management to draft and complete press releases on all material events as deemed by the Company. Management and corporate counsel will approve all press releases before they are sent to the wire.
         B. HIR has negotiated volume discounts with top-tier wire service vendor and can pass through significantly discounted pricing on wide-range of services.
         C. At company's discretion, HIR will disseminate news releases through a Broadcast Fax and/or electronic mail (e-mail) to our established database of financial professionals including: special situation analysts, brokers, fund managers, individual investors, money managers, and current or prospective individual shareholders who are already invested or have expressed an interest in IEAG.

4. PUBLIC MARKET INSIGHT
Paramount to our collective efforts, HIR will discuss with senior management the importance of establishing conservative expectations and how various corporate actions may be perceived and impact the public market. HIR has the capability to help assess acquisition candidates, discuss the financial impacts, in addition to the longer term implications. We will assist senior management in understanding the life cycle of the financial markets and how IEAG is impacted directly and indirectly by different variables. The Team at HIR leverages its collective expertise gained through representing over 200 public companies to help our clients understand expectations, valuations, perceptions, and investments methodologies utilized by investment professionals. We believe this consulting aspect of our business is extremely valuable for management to optimize key opportunities and to avoid pitfalls.

III. AGENDA:

FIRST 30 DAYS
           A. Spend half-day with management to understand the Company's business plan, financial forecasts, capital expenditure needs and cash flow projections, in addition to acquisition and expansion plans.
           B. Create a two-page Corporate Profile, which clearly articulates the current business and financial position, as well as the strategy for future growth. This is an important marketing piece for investors to quickly learn about the company.
           C. Update/improve/create Investor PowerPoint presentation. HIR will incorporate industry research, feedback from conversations and meetings to improve the Investor PowerPoint and message delivery. Presentation updated at least once per quarter.
            D. Build a targeted investor distributed list for IEAG, leveraging our national, relational database particularly to include those who have shown interest in industrial companies.
            E. Review the current news queue and assist and provide input for all corporate press releases including both creation and ongoing revisions. We will assist by providing additional fact finding and other market research which will help the context and delivery of the message. This will be an ongoing initiative and objective.

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             F. Create a formal investor package and update accordingly to augment electronic investor kits typically distributed. HIR will mail these directly upon investor request. Generally this will include two page corporate profile, PowerPoint and recent quarterly/annual and press releases.
              G. Make introductions to capital sources through
teleconferences as well as face-to-face introductions who may be in position to provide or arrange for bridge financing to Iron Eagle (can be done as soon as Corporate Profile is finalized and approved).

MONTH 2
            A. Provide suggestions for the corporate website, specifically the IR Section.
            B. Formalize press release calendar for coming 3 months. Create, edit and release accordingly.
            C. Begin making introductions to investment professionals while seeding and confirming meetings for road shows. Practice and refine presentation with management team.
             D. Target brokers, micro-cap fund managers, buy and sell side analysts, and very high net worth investors which follow companies with a similar profile to IEAG.
             E. Execute a one or two day road show consisting of 1/1 and group meetings with qualified investment professionals. A detailed description of each contact will be provided prior to the meeting. During the meetings and/or conference calls a member of HIR will be available to facilitate the correspondence and assist with due diligence. Management will be provided with a summary of feedback including HIR's suggestions for improvements on both the context and delivery of the company's story.
               F. Start planning for investor conference participation in 2011.

MONTH 3
          A. Conduct a one- to two-day road show with interested potential investors in conjunction with one-on-one teleconference calls with management. Continue to make additional introductions for investment professionals on behalf of the Company. Follow-up and spend time to assist with due diligence efforts and convert introductions to potential new shareholders. Schedule conference calls if necessary and establish a pipeline of interest for next road show.
           B. Formalize and continually update the database to ensure that all press releases are faxed and/or e-mailed to all interested professionals. This includes the input of notes to keep track of all investor correspondence and reminder calls to all investor prior to earnings conference calls.
           C. Update and conduct feedback sessions with current and future shareholders to better understand current and future expectations. This information will be utilized in upcoming conference calls to ensure the company is proactive and prudent in setting the correct bar for investors to measure performance.




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MONTH 4
         A. Target brokerage firms who hold conferences which would be applicable for IEAG. Establish a goal of having management present in at least two conferences during the twelve month period. We will also seek to have the Company be included in "sell-side" sponsored investor tours in the U.S.
          B. Target newsletter editors and publishers for a "Buy Recommendation". Focus on Business Publications for appropriate stories on IEAG' products, competitive advantage and value proposition to investors.

MONTH 5
          A. Begin to Plan out and book next Road Show Agenda targeting different cities than previously visited.

MONTHS 6-12
           A. Continue with agenda based items to ensure continuity of Investor Relations Plan.
           B. Draft letter to shareholders either semiannual or annually to keep up to speed if not doing earnings conference calls.
          C. Book formal Road Shows each quarter, preferably just after earnings are released and try to tie these with participation in conferences, and positive news announcements. Schedule conference calls with interested investors outside of easy to reach cities.

Provide progress reports to senior management when appropriate. Evaluate achievements after the first 180 days and make changes where necessary. Many of the above items will occur simultaneously but certain items will have chronological priority over others. As IEAG evolves, the appropriate approach to the market will be incorporated into the agenda for optimal results. In the event that IEAG files and S-1 or other document in which it signals that it will be going out to raise capital, we will work in the background to support the bankers who do the capital raise, and we will discuss and adjust our level of activity as appropriate, consistent, and compliant with the spirit and regulations of FINRA, the SEC, and other appropriate regulatory/compliance agencies.

IV. TERM
This agreement shall remain in effect for a period commencing on the signature date and terminating twelve months (365 days) from signing date. In the event that HIR commits any material breach or violation of the provisions of this Agreement, then, the Client has the right to terminate this agreement any time during the contractual period and/or any extension periods after the initial contractual period. In addition, the Client has the right to terminate after the initial six-month period if HIR is unable to fulfill its obligations in the formal agreement.

V. COMPENSATION
Based on a commitment of resources necessary to perform successfully on behalf of IEAG for a period of 12 months, Hayden IR requests the following compensation terms:



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Cash and Equity
    - Monthly Cash fee; $0 for first six months; for months seven through twelve, assuming a funding event occurs of $10 million or more, HaydenIR will be paid a cash fee of $7,000 per month by Iron Eagle. If no such funding event occurs, the monthly cash component will remain at $0.00 and the equity component will increase per Equity section immediately following.
     - Equity: 75,000 shares of restricted common stock will be issued to HaydenIR within 30 days of engagement. If the company does not raise enough money for IR support or elects to omit the cash fee starting in month seven, an additional 75,000 shares of restricted common stock will be issued to HaydenIR within 30 days following the sixth month of engagement.

Expenses: Only expenses that would ordinarily be incurred by the Client will be billed back via invoice on a monthly basis. Applicable reimbursements would include: creation, printing and postage for investor packages, fees for news wire services, and fees for fax-broadcasting news releases. Any packages requiring additional photocopying/printing will be billed back to the Client at cost (with no mark-up). Other items, such as broker lunch and other face-to-face presentations, air travel, hotel, and ground transportation to/from conferences or other investor venues, or media campaigns, etc. shall also be paid by the Client, upon HaydenIR invoice, as accompanied by appropriate receipts.

VI. PRIOR RESTRICTION
HIR represents to the Company that it is not subject to, or bound by, any agreement which sets forth or contains any provision, the existence or enforcement of which would in any way restrict or hinder HIR from performing the services on behalf of the Company that HIR is herein agreeing to perform. Neither HIR nor any consultant it utilizes in connection with the services provided to Company shall provide any representation to a competitor of Company during the term of this agreement (including any extensions thereof) and for a period of one year thereafter.

VII. ASSIGNMENT
This Agreement in personal to HIR and may not be assigned in any way by HIR without the prior written consent of the Company. Subject to foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of HIR, and upon the successors and assigns of the Company.

VIII. CONFIDENTIALITY
Except as required by law or court order, HIR will keep confidential any trade secrets or confidential or proprietary information of the Company which are now known to HIR or which hereinafter may become known to HIR and HIR shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company and in any case only with prior written permission of IEAG. For purposes of this Agreement, "trade secrets or confidential or proprietary information"

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includes information unique to or about the Company including but not limited to its business and is not known or generally available to the public.

HIR shall return to Company all information and property of Company promptly upon termination or expiration of this Agreement. This includes but is not limited to, shareholders lists, investor packages, annual reports, annual budgets, and any other documentation that was generated by or for IEAG during our contractual engagement.

IX. GOVERNING LAW; VENUE; DEFAULT

9.1 This Agreement shall be governed by the laws of the state of Arizona, without regard to its conflict of law provisions. Any claim or controversy arising under or related to any of the provisions of this Agreement shall be brought only in the state or federal courts sitting in Arizona. Each of the parties hereto consents to the laying of venue therein including, without limitation, any claim of forum non conventions.

9.2 In the event that HIR commits any material breach of any provision of this Agreement, as determined by the Company in good faith, the Company may, by injunctive action, compel HIR to comply with, or restrain HIR from violating, such provision, and, in addition, and not in alternative, the Company shall be entitled to declare HIR in default hereunder and to terminate this Agreement and any further payments hereunder. HIR agrees to indemnify, hold harmless and defend the Company, its directors, officers, employees, and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including without limitation, reasonable attorneys' fees) incurred by any of them in connection with, as a result of and/or due to any actions or inactions and/or misstatements by HIR, its officers, agents, and/or employees regarding and/or on behalf of the Company whether in connection with HIR's performance of its obligations and/or rendering of services pursuant to this Agreement or otherwise.

9.3 Since HIR must at all times rely upon the accuracy and completeness of information supplied to it by the Company's officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend HIR, its officers, agents, and employees at the Company's expense, against any proceeding or suit which may arise out of and/or be due to any material misrepresentations in such information supplied by the Company to HIR (or any material omission by the Company that caused such supplied information to be materially misleading).

X. SEVERABILITY AND REFORMATION
If any provisions of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be constructed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance; but in any such event this Agreement shall be construed to give effect to the severed provision to the extent legally permissible.

XI NOTICES
Any notices required by this Agreement shall (i) be made in writing and delivered to the party to whom it is addressed by hand delivery, by certified mail, return receipt requested, with adequate postage prepaid, or by courier delivery service (including major overnight delivery companies such as Federal Express and Airborne), (ii) be deemed given when received, and (iii) in the case of the Company, be mailed to its principal office at 61 West 62nd Street, Suite 23F, New York, NY 10023, and in the case of HIR, be mailed to Hayden IR, 17255
N. 82nd Street, Scottsdale, AZ 85255.

XII MISCELLANEOUS
12.1 This Agreement may not be amended, except by written instrument signed and delivered by each of the parties hereto.

12.2 This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.

12.3 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, shall be given the same legal force and effect as original signatures.

In Witness Whereof, the parties have executed this Consulting Agreement as of the day and year first above written.

AGREED:

Hayden IR                               Iron Eagle Group, Inc.
By: /s/Brett Mass                       By: /s/Jason Shapiro
    ------------------------                -----------------------
Mr. Brett Mass, Managing Partner        Mr. Jason Shapiro, CFO